Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033 Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034

Press:	Pam Pollace, pam.pollace@autodesk.com, 415-547-2441 Colleen Rubart, colleen.rubart@autodesk.com, 415-547-2368

AUTODESK ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

SAN RAFAEL, Calif., November 4, 2008— Autodesk, Inc. (NASDAQ: ADSK) today announced preliminary financial results for the third quarter ended October 31, 2008. Based on preliminary financial data, the company expects total revenue to be in the range of $604 million to $607 million. GAAP earnings are expected to be in the range of $0.41 to $0.43 per diluted share. Non-GAAP earnings are expected to be in the range of $0.53 to $0.55 per diluted share and exclude $0.07 related to stock-based compensation expense and $0.05 for the amortization of acquisition related intangibles.

“The sharp downturn of the global economy is substantially impacting our business,” said Carl Bass, Autodesk president and CEO. “Demand for our products fell dramatically in October in all geographies as the financial crisis worsened. With many of our customers and partners unable to secure credit, projects are being delayed and our business is being impacted. While our currency hedge will provide a net benefit to our third quarter, the considerable strengthening of the U.S. dollar and our unusually low ending level of backlog will likely create a significant headwind for the next few quarters.

“Our third quarter net income will include the benefit of some reductions to previous cost estimates. In addition we have begun to take actions to reduce our cost structure in this uncertain economic environment which we believe will position the company to emerge from this downturn in a stronger financial and competitive position.”

Autodesk will announce final third quarter financial results in a press release immediately following the close of market on November 20, 2008. The company will also host a live conference call and webcast to discuss these results on November 20, 2008 at 2:00 p.m. Pacific Time. The call will be webcast at http://www.autodesk.com/investors. If you are unable to access the Internet, you may dial in at 866-510-0710 or 617-597-5378 and enter passcode number 46764406. An audio replay webcast and podcast will also be available after 4:00 p.m. Pacific Time on our website at http://www.autodesk.com/investors or by dialing 888-286-8010 or 617-801-6888 and reference 73660289 as the passcode.

Safe Harbor Statement

The preliminary results reported in this press release are estimates based on management’s initial analysis of operating results. Although the quarter is completed, we are still in the early stages of our standard financial reporting closing procedures. Accordingly, as we complete our quarter closing, our actual results could differ from these preliminary estimates.

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our preliminary third quarter financial results, the effects of the strengthening U.S. dollar and low ending level of backlog, cost reduction efforts, financial and competitive position, strategies, anticipated market trends and other statements regarding our expected performance and results. Factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, failure to achieve continued cost reductions and productivity increases, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of the Company’s consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the actual financial results of Autodesk are included in the Company’s reports on Form 10-K for the year ended January 31, 2008 and our Form 10-Q for the quarter ended July 31, 2008, which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD and Autodesk are either registered trademarks or trademarks of Autodesk, Inc., in the US and/or other countries.